Exhibit 99.1



 Knology Reports Continued Strong Results for the Third Quarter 2006


    WEST POINT, Ga.--(BUSINESS WIRE)--Nov. 8, 2006--Knology, Inc.
(NASDAQ-GM: KNOL):

 Revenue increased to $65.3 million for the third quarter 2006 and to $192.1 million YTD, representing growth of 11.3% and 12.4%, respectively.

 EBITDA, as adjusted, increased to $17.3 million for the third quarter
  2006 and to $49.3 million YTD, representing growth of 37.1% and 43.3%, respectively.

 Free Cash Flow increased to $3.3 million for the third quarter 2006 and to $4.2 million YTD.

 Added 8,391 net connections, including growth in all three service offerings consisting of 4,764 data connections, 2,329 voice connections and 1,298 video connections.


    Knology, Inc. (NASDAQ-GM: KNOL) today reported financial and operating results for the third quarter ended September 30, 2006. Total revenue for the third quarter of 2006 was $65.3 million compared to revenue of $64.1 million for the previous quarter and $58.6 million for the same period one year ago. Knology reported EBITDA, as adjusted, of $17.3 million for the third quarter of 2006, representing an all-time high for the company. EBITDA, as adjusted, was $16.5 million in the previous quarter and $12.6 million in the third quarter of 2005.

    Knology reported a net loss attributable to common stockholders for the third quarter of 2006 of $10.5 million or $(0.30) per share, compared with a net loss of $10.2 million, or $(0.42) per share for the previous quarter and $8.2 million, or $(0.34) per share for the third quarter of 2005. The net loss attributable to common stockholders for the third quarter of 2005 included a gain of $8.5 million on the sale of discontinued operations.

    Total connections increased 8,391 for the third quarter of 2006 to 458,467 as of quarter end. The company added net connections in all three service offerings during the quarter, including 4,764 data connections, 2,329 voice connections and 1,298 video connections. Average monthly revenue per connection was $47.79 for the third quarter 2006 compared to $47.89 in the previous quarter and to $46.49 in the third quarter of 2005. Average monthly connection churn during the third quarter was 2.8%, unchanged from the prior quarter and the same period one year ago.

    "We are pleased with the financial results of the business," said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. "We have maintained our focus on business fundamentals and customer service, driving the company to record high revenue and EBITDA performance in the third quarter of 2006."

    M. Todd Holt, Chief Financial Officer of Knology, Inc. added, "Our improved capital structure, including the lower cash interest requirements, along with strong operating performance and efficient capital spending, resulted in solid free cash flow for the third quarter of 2006, and positions the company for positive free cash flow trends in future periods."

Third Quarter Key Operating Metrics


                                       Q3          Q3       % Change
                                      2006        2005     vs. Q3 2005
                                   ----------  ----------  -----------
Marketable Homes Passed              755,568     747,776          1.0%

Connections
  Video                              178,708     175,294          1.9%
  Voice
    On-Net                           154,198     142,161          8.5%
    Off-Net                            6,164       6,224        (1.0)%
                                   ----------  ----------  -----------
      Total Voice                    160,362     148,385          8.1%

  Data                               119,397     102,555         16.4%

Total On-Net Connections             452,303     420,010          7.7%
Total Connections (1)                458,467     426,234          7.6%

Residential Connections              408,995     383,294          6.7%
Business Connections                  49,472      42,940         15.2%

Average Monthly Revenue Per
 Connection                           $47.84      $46.49
Average Monthly Connection Churn         2.8%        2.8%


    For full descriptions of the above metrics, please refer to Non-GAAP Financial and Operating Measures on page 4 of this release.

    (1) YTD 2006 Knology has added 25,618 net connections. Knology previously reported 12,754 net connections for the first quarter 2006, which included 1,244 business voice connections that were not active. The adjusted connection gain for the first quarter is 11,510. This adjustment had no impact on reported financial results.

    Conference Call and Replay

    Knology has scheduled a conference call to discuss the results of the third quarter 2006, which will be broadcast live over the Internet, on Thursday, November 9, 2006 at 10:00 a.m. Eastern Time. Investors, analysts and the general public will have the opportunity to listen to the conference call over the Internet by visiting Knology's Web site at www.knology.com or www.earnings.com. An audio archive will be available on Knology's website at www.knology.com or www.earnings.com for approximately 30 days. Also, two hours after the conclusion of the call, a telephonic replay will be available through midnight on Thursday, November 23, by dialing 1-800-642-1687 or local 706-645-9291. You will need to refer to Confirmation I.D. # 7532313.

    About Knology

    Knology Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem.

    Knology's fiber-based business products include Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

    Information about Forward-Looking Statements

    This press release includes "forward-looking" statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. Our revenues and earnings and our ability to achieve our planned business objectives are subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that we will fail to be competitive with existing and new competitors, (3) that we will not adequately respond to technological developments that impact our industry and markets, (4) that needed financing will not be available to us if and as needed, (5) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (6) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (7) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Investors are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today's date, and we do not assume any obligation to update any of these statements, except as required by law.

    Definitions of Non-GAAP Financial and Operating Measures

    We provide financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP
("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

    In this release, we use the Non-GAAP financial measure EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest; taxes; depreciation and amortization; non-cash stock-based compensation; expenses associated with special litigation and one time severance expense; capital markets activities; adjustment of interest rate cap to market; adjustment of warrants to market; loss on early extinguishment of debt; income from discontinued operations; and other expenses. A reconciliation of EBITDA, as adjusted to net loss for the three and nine month periods ended September 30, 2005 and 2006 is attached to this press release.

    In this release, we also use the Non-GAAP financial measure Free Cash Flow. Free Cash Flow is calculated as EBITDA, as adjusted, less capital expenditures and less cash interest paid. A reconciliation of Free Cash Flow to net loss for the three and nine month periods ended September 30, 2005 and 2006 is attached to this press release.

    The other operating metrics used in this release include the following:

    -- Marketable Homes Passed - We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. "Marketable homes passed" are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

    -- Total Connections - Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

    -- On-net/Off-net connections - All of our video and data connections are provided over our networks. Our voice connections consist of both "on-net" and "off-net" connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

    -- Average Monthly Revenue Per Connection - The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

    -- Average Monthly Connection Churn - The Average Monthly Connection Churn is the total number of deactivated connections for a month divided by the average number of connections for that month, expressed as a percentage.


                            Knology, Inc.
                Consolidated Statements of Operations
                              Unaudited
           (In Thousands, Except Share and Per Share Data)


                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
Operating Revenues:
  Video                   $29,067     $25,980     $85,296     $76,316
  Voice                    20,426      19,467      61,446      57,767
  Data                     14,862      12,482      43,065      35,421
  Other                       895         687       2,255       1,413
                       ----------- ----------- ----------- -----------
Total Revenue              65,250      58,616     192,062     170,917

Cost of services           17,959      16,578      53,402      49,257
Selling, general and
 administrative
 expenses                  30,437      29,999      90,954      88,989
Depreciation and
 amortization              17,316      18,977      51,165      56,273
Capital markets
 activity                     105           0       1,623          62
Loss on early
 extinguishment of
 debt                           0           0           0         544
                       ----------- ----------- ----------- -----------
Operating loss               (567)     (6,938)     (5,082)    (24,208)

Interest income                69         669         258         961
Interest expense           (8,258)    (10,283)    (25,925)    (26,087)
(Loss) gain on
 interest rate cap
 agreement                 (1,718)        257         150         257
(Loss) gain on
 adjustment of warrant
 to market                    (34)        (53)       (425)        127
Other income
 (expense), net                13        (129)          8          12
                       ----------- ----------- ----------- -----------
  Loss from continuing
   operations             (10,495)    (16,477)    (31,016)    (48,938)
  Income from
   discontinued ops             0       8,507           0       8,599
                       ----------- ----------- ----------- -----------
Net loss                 $(10,495)    $(7,970)   $(31,016)   $(40,339)
Preferred stock
 dividend                       0        (187)       (747)       (258)
                       ----------- ----------- ----------- -----------
Net loss attributable
 to common
 stockholders            $(10,495)    $(8,157)   $(31,763)   $(40,597)
                       =========== =========== =========== ===========
Basic and diluted net
 loss per share att.
 to common
 stockholders              $(0.30)     $(0.34)     $(1.19)     $(1.71)
                       =========== =========== =========== ===========
Weighted average
 shares outstanding    34,728,452  23,706,392  26,641,451  23,703,028
                       =========== =========== =========== ===========


                            Knology, Inc.
                Condensed Consolidated Balance Sheets
                              Unaudited
                            (In Thousands)

ASSETS                                         9/30/2006   12/31/2005
                                              -----------  -----------

Current assets:
Cash and cash equivalents                        $10,382      $12,183
Restricted cash                                    1,820        3,537
Accounts receivable customers, net                20,612       19,283
Prepaid expenses and other                         2,188        1,767
                                              -----------  -----------
    Total current assets                          35,002       36,770

Property, plant & equipment, net                 255,934      285,638
Investments                                        1,243        1,243
Debt issuance costs, net                          10,611        8,764
Interest rate cap agreement                        1,687        1,537
Goodwill, intangible assets and other             41,884       41,582
                                              -----------  -----------

    Total assets                                $346,361     $375,534
                                              ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable                  $2,306       $2,241
Accounts payable                                  20,422       20,010
Accrued liabilities                               17,245       18,620
Unearned revenue                                  10,438       10,134
                                              -----------  -----------
    Total current liabilities                     50,411       51,005

Notes payable                                    270,797      270,882
Warrants                                             550          285
                                              -----------  -----------
    Total liabilities                            321,758      322,172

Redeemable convertible preferred stock                 0       19,851

Common stock                                         348          242
Additional paid in capital                       583,504      561,503
Accumulated deficit                             (559,249)    (528,234)
                                              -----------  -----------
    Total stockholders' equity                    24,603       33,511
                                              -----------  -----------
        Total liabilities and stockholders'
         equity                                 $346,361     $375,534
                                              ===========  ===========


 Reconciliation of EBITDA, As Adjusted and Free Cash Flow to Net Loss
                              Unaudited
                            (In Thousands)


                  Three months  Three months  Nine months  Nine months
                     ended         ended         ended        ended
                    Sept 30,      Sept 30,     Sept 30,     Sept 30,
                      2006          2005         2006         2005
----------------------------------------------------------------------
Net loss             $(10,495)      $(7,970)    $(31,016)    $(40,339)
Depreciation and
 amortization          17,316        18,977       51,165       56,273
Non-cash stock-
 based
 compensation             413           467        1,617        1,398
Special
 litigation fees
 and one-time
 severance                  0            87            0          349
Capital markets
 activity                 105             0        1,623           62
Interest
 expense, net           8,189         9,614       25,667       25,126
Adjustment of
 interest rate
 cap to market          1,718          (257)        (150)        (257)
Adjustment of
 warrants to
 market                    34            53          425         (127)
Loss on early
 extinguishment
 of debt                    0             0            0          544
Discontinued
 operations and
 other                    (13)       (8,378)          (8)      (8,611)
                  ------------  ------------  -----------  -----------
EBITDA, as
 adjusted             $17,267       $12,593      $49,323      $34,418
                  ============  ============  ===========  ===========
Cash Interest
 Paid                  (8,202)       (7,319)     (23,333)     (21,298)
Capital
 expenditures          (5,805)       (7,016)     (21,754)     (23,225)
                  ------------  ------------  -----------  -----------
Free cash flow         $3,260       $(1,742)      $4,236     $(10,105)
                  ============  ============  ===========  ===========



    CONTACT: Knology, Inc.
             M. Todd Holt, 706-645-8752
             Chief Financial Officer
             todd.holt@knology.com